UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: July 18, 2014
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

425 Walnut Street, Suite 1800 Cincinnati, Ohio	45202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Agilysys, Inc. (the “Company”) entered into revised employment agreements with its executive officers: James H. Dennedy, President and Chief Executive Officer; Janine Seebeck, Senior Vice President and Chief Financial Officer; Kyle Badger, Senior Vice President, General Counsel and Secretary; and Larry Steinberg, Senior Vice President and Chief Technology Officer. The revised employment agreements were entered into and effective on July 18, 2014, have terms of three years each, and supersede and replace each executive’s previous employment agreement. The employment agreements do not change the compensation arrangements of the executives.

Under the terms of each employment agreement, upon termination of each executive’s employment by the Company without cause (as defined in the employment agreement) or by the executive in the event that within 30 days following notice from the executive of a substantial reduction in his or her responsibilities or compensation the Company fails to materially cure such condition (a “Change of Position”), the executive will be paid his or her annual base salary and target annual incentive bonus and will receive a payment equal to the executive’s total premium for one year of COBRA continuation coverage under the Company’s health benefit plan. If the executive’s employment with the Company or its successor is terminated by the Company or its successor without cause or by the executive due to a Change of Position within a two-year period following a change in control of the Company (as defined in the employment agreement), he or she will be paid severance equal to two times (i) his or her annual base salary, and (ii) his or her target annual incentive bonus, and will receive a payment equal to the executive’s total premium for one year of COBRA continuation coverage under the Company’s health benefit plan.

The employment agreements contain provisions for the protection of the Company’s confidential information for an indefinite period and non-compete and non-hire clauses for a one-year period following termination of employment. The foregoing summary of the employment agreements is qualified in its entirety by reference to the form of employment agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 18, 2014, the Compensation Committee of the Board of Directors also approved retention grants of restricted stock to Messrs. Dennedy, Badger and Steinberg and Ms. Seebeck in the following amounts:

Name	Restricted Shares
James Dennedy	50,000
Larry Steinberg	35,000
Janine Seebeck	30,000
Kyle Badger	25,000

Five percent (5%) of the restricted shares will vest on July 31, 2015, five percent (5%) on July 31, 2016, and ninety percent (90%) on July 31, 2017.

Item 9.01    Financial Statements and Exhibits

The following item is furnished as an exhibit to this current report on Form 8-K:

(d) Exhibits

Exhibit No.        Description
10.1            Form of Executive Employment Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: July 23, 2014

Exhibit Index

Exhibit Number        Description

10.1            Form of Executive Employment Agreement